Ernest M Stern
202.778.6461
estern@schiffhardin.com

January 23, 2006

Mobilepro Corp.
6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

Re:    Mobilepro Corp. Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Mobilepro Corp., a Delaware corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form SB-2 (the “Registration Statement”) originally filed by the Corporation with the Securities and Exchange Commission on September 30, 2005 pursuant to the Securities Act of 1933, as amended (the “1933 Act”), relating to the proposed public offering of up to 123,732,939 shares of the Corporation's common stock (the "Common Stock") to be sold by certain stockholders identified in the Registration Statement (the “Selling Stockholders”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act.

In connection with our opinion, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein.

Mobilepro Corp.

January 23, 2006

Based upon the foregoing, we are of the opinion that (1) the shares of Common Stock to be sold by the Selling Stockholders that are currently outstanding are validly issued, fully paid and non-assessable, (2) the shares of Common Stock to be issued to the Selling Stockholders upon the exercise of outstanding warrants will, upon proper notice of exercise and payment of the exercise price, be validly issued, fully paid and non-assessable and (3) the shares of Common Stock to be issued to the Selling Stockholders upon the exercise of outstanding convertible debentures will, upon proper notice of exercise and delivery of the debentures, be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours,

SCHIFF HARDIN LLP

By:
Ernest M. Stern